Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 11, 2008, with respect to the audit of the consolidated financial statements of Stocktrade Network, Inc. for the fiscal years ended December 31, 2006 and 2005.  We also consent to the reference of our firm under the "Experts" and "Summary Financial Information" in the prospectus.

s/s Seligson & Giannattasio, LLP
Seligson & Giannattasio, LLP
White Plains, New York
 February 11, 2008